Exhibit 99.3


IGA FEDERAL SAVINGS                            REVOCABLE PROXY


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF IGA FEDERAL SAVINGS FOR USE ONLY AT A SPECIAL MEETING OF
MEMBERS TO BE HELD ON SEPTEMBER __, 1999 AND ANY ADJOURNMENT
THEREOF ("SPECIAL MEETING").

     The undersigned being a member of IGA Federal Savings, hereby authorizes the Board of Directors of IGA Federal Savings or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of IGA Federal Savings to be held at the executive offices of IGA Federal Savings located at 213 West Street Road, Feasterville, Pennsylvania, on September __, 1999, at ____ a.m., Eastern Time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth below.

          (1) To vote "FOR" or "AGAINST" a Plan of Conversion (the "Plan") pursuant to which IGA Federal Savings would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank as a wholly-owned subsidiary of JADE FINANCIAL CORP., and the transactions provided or in such Plan.

                    FOR   [  ]          AGAINST   [  ]

          (2) To approve the creation of the IGA Charitable Foundation (the "Foundation") and JADE FINANCIAL CORP.'s contribution to the Foundation of cash and shares of JADE FINANCIAL CORP.'s common stock pursuant to the Plan.

                    FOR   [  ]          AGAINST   [  ]

          (3) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business.

     This proxy, if executed, will be voted "FOR" adoption of the Plan and "FOR" the creation of the Foundation and for adjournment of the Special Meeting if necessary if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

     Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of IGA Federal Savings either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. <PAGE 1>

     The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of IGA Federal Savings called for the ______ day of September, 1999 and a proxy statement for the Special Meeting prior to the signing of this Proxy.

                              ___________________________________
                              Signature                    Date

                              ___________________________________
                              Signature                    Date

                              NOTE:  Please sign exactly as your
                              name appears on this Proxy.  Only
                              one signature is required in the
                              case of a joint account.  When
                              signing in a representative
                              capacity, please give title.
  <PAGE 2>
                       IGA FEDERAL SAVINGS
                      213 West Street Road
                Feasterville, Pennsylvania 19053
                         (215) 322-9000

              NOTICE OF SPECIAL MEETING OF MEMBERS
                To be Held on September ___, 1999

     Notice is hereby given that a special meeting (the "Special Meeting") of members of IGA Federal Savings ("IGA") will be held at the main office of IGA at 213 West Street Road, Feasterville, Pennsylvania, on September ___, 1999, at _____ p.m., Eastern Time, to consider and vote upon the following:

     (1) To approve a Plan of Conversion (the "Plan") pursuant to which IGA will convert from a federal mutual savings bank to federal capital stock savings bank and issue all of its capital stock to, and become a wholly-owned subsidiary of, JADE FINANCIAL CORP., and other transactions provided for in the Plan, including the adoption of a new Federal Stock Charter and Bylaws for IGA (the "Conversion");

     (2) To approve the creation of the IGA Charitable Foundation (the "Foundation"), a Pennsylvania non-stock corporation dedicated to the promotion of charitable purposes within the market areas IGA serves, and the contribution of cash and shares of common stock to the Foundation concurrent with the completion of the conversion of IGA; and

     (3) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     The members entitled to vote at the Special Meeting shall be those members of the IGA at the close of business on ________, 1999, and who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof. The Plan and the establishment of the Foundation must be approved by the affirmative vote of at least a majority of the number of votes entitled to be cast at the Special Meeting. If there are not sufficient votes for approval of the Plan and the establishment of the Foundation at the time of the Special Meeting, the Special Meeting may be postponed or adjourned to permit further solicitation of proxies. The following proxy statement and the
<PAGE 3> prospectus attached hereto contain a more detailed
description of IGA, the proposed Conversion and the proposed
Foundation.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Mario L. Incollingo, Jr.
                              PRESIDENT AND CHIEF EXECUTIVE
                              OFFICER

Feasterville, Pennsylvania
August __, 1999


PLEASE SIGN AND RETURN PROMPTLY EACH PROXY CARD YOU RECEIVE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ASSURE NECESSARY REPRESENTATION AT THE SPECIAL MEETING, BUT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE. THE PROXY IS SOLICITED ONLY FOR THIS SPECIAL MEETING (AND ANY ADJOURNMENTS THEREOF) AND WILL NOT BE USED FOR ANY OTHER MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY, IGA FEDERAL SAVINGS, AT THE ABOVE ADDRESS AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING.
  <PAGE 4>
                       IGA FEDERAL SAVINGS
                      213 WEST STREET ROAD
                FEASTERVILLE, PENNSYLVANIA 19053
                         (215) 322-9000


                         PROXY STATEMENT
               for the Special Meeting of Members
                to be held on September __, 1999


     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF IGA FEDERAL SAVINGS FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON SEPTEMBER ___, 1999, AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION AND THE CREATION OF THE IGA CHARITABLE FOUNDATION.

PURPOSE OF THE SPECIAL MEETING AND SUMMARY OF TRANSACTION

     A special meeting of members (the "Special Meeting") of IGA Federal Savings ("IGA") will be held at IGA's main office at 213 West Street Road, Feasterville, Pennsylvania, on September ___, 1999, at ____ p.m., Eastern Time, for the purpose of considering and voting upon a Plan of Conversion (the "Plan"), which, if approved by a majority of the total votes of the members eligible to be cast, will permit (i) IGA to convert from a federal mutual savings bank to a federal stock savings bank and become a subsidiary of JADE FINANCIAL CORP. ("JADE FINANCIAL"), a Pennsylvania corporation formed at the direction of IGA and
(ii) the creation of the IGA Charitable Foundation (the
"Foundation").

     Pursuant to federal law, depositors and borrowers of IGA are members of IGA. Members entitled to vote on the Plan of Conversion are members of IGA as of _________________, 1999 (the "Voting Record Date") who continue as members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof. The Conversion and the creation of the Foundation require the approval of not less than a majority of the total votes eligible to be cast at the Special Meeting.

     Pursuant to the Plan, IGA will convert from a federal mutual to a federal stock savings bank and issue all of its capital stock to, and become a wholly-owned subsidiary of, the JADE FINANCIAL. As part of the Plan, nontransferable rights to subscribe ("Subscription Rights") for up to 1,917,625 shares of JADE FINANCIAL Common Stock ("Conversion Shares") have been granted, in order of priority, to (i) depositors at IGA as of March 31, 1998 (the "Eligible Account Holders"), (ii) the ESOP, a tax-qualified employee benefit plan, (iii) depositors at IGA as of June 30, 1999 (the "Supplemental Eligible Account Holders")
<PAGE 5> and (iv) borrower members of IGA as of ______________,
1999, subject to the priorities and purchase limitations set forth in the Plan (the "Subscription Offering"). Concurrently, but subject to the prior rights of Subscription Rights holders, JADE FINANCIAL is offering the Conversion Shares for sale to members of the general public through a direct community offering (the "Direct Community Offering") with preference given first to individuals (who are not Eligible Account Holders or Supplemental Eligible Account Holders) and then to natural persons and trusts of natural persons who are permanent residents of Philadelphia, Bucks, Delaware and Chester Counties, Pennsylvania (the "Local Community"). It is anticipated that any Conversion Shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Charles Webb and Company in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Conversion Offerings." JADE FINANCIAL and IGA reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community Offering or the Syndicated Community Offering either at the time of receipt of an order or as soon as practicable following the termination of the Conversion Offerings. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order.

     The Plan has been approved by the Office of Thrift
Supervision (the "OTS"), subject to, among other things, approval of the Plan by IGA's Members at the Special Meeting.

     Following receipt of all required regulatory approvals, the approval of the Members of IGA entitled to vote on the Plan, and the satisfaction of all other conditions precedent to the Plan, IGA will consummate the Plan. Following completion of the Plan, IGA in its stock form will continue to conduct its business and operations from the same offices with the same personnel as IGA conducted prior to the Conversion. The Plan will not affect the balances, interest rates or other terms of IGA's loans or deposit accounts, and the deposit accounts will continue to be issued by the Federal Deposit Insurance Corporation ("FDIC") to the same extent as they were prior to the Conversion.

     JADE FINANCIAL expects to receive approval of the OTS to become a savings and loan holding company and to own all of the common stock of IGA. JADE FINANCIAL intends to contribute one-half of the net proceeds of the offering of common stock to IGA. The Conversion will be effected only upon completion of the sale of all of the shares of common stock to be issued pursuant to the Plan.

     The Plan also provides for the establishment of the Foundation in connection with the Conversion. The Foundation, which will be incorporated under Pennsylvania law as a non-stock
<PAGE 6> corporation will be funded with a contribution by JADE
FINANCIAL of cash and shares of common stock equal to 5.0% of the value of the shares of common stock sold in the Offerings (1/3 of the contribution will be made in cash and 2/3 will be made in common stock). The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which will initially consist of five persons, three of whom are existing directors of IGA. The contribution of common stock to the Foundation will be dilutive to the interests of shareholders of JADE FINANCIAL and will have an adverse impact on the earnings in the year of the contribution. See "Risk Factors - The Creation of the Charitable Foundation Will Reduce Our Earnings."

     Voting in favor of the establishment of the Foundation will not in any way affect the votes in favor of or against the Plan. If members vote for the adoption of the Plan but against the establishment of the Foundation, IGA intends to consummate the Conversion without establishing the Foundation.

     Voting in favor of the Plan will not obligate any person to purchase any common stock.

          VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

     IGA's Board of Directors has fixed the close of business on _____________, 1999 as the record date for the determination of members entitled to notice of and to vote at the Special Meeting (the "Voting Record Date"). All holders of savings accounts of IGA and borrowers are members of IGA. All members of record as of the close of business on the Voting Record Date who continue to be members of IGA on the date of the Special Meeting or any adjournment thereof will be entitled to vote at the Special Meeting or such adjournment.

     At the Special Meeting, each depositor member will be entitled to cast one vote for every $100, or fraction thereof, of the total withdrawal value of all of his accounts in IGA as of the Voting Record Date up to a maximum of 1,000 votes, and each borrower member will be entitled to cast one vote in the aggregate for all loans as a borrower in addition to the vote such member may be entitled to cast as a depositor up to an aggregate maximum of 1,000 votes. As of the Voting Record Date, the Bank had approximately ______ deposit holders which are entitled to cast a total of approximately _________ depositors' votes, and _____ borrowers' votes, for a total of approximately _________ votes eligible to be cast at the Special Meeting.

     Consummation of the Plan and creation of the IGA Charitable
Foundation is contingent upon the affirmative vote of a majority of the total outstanding votes of IGA's members eligible to vote at the Special Meeting (the "Voting Members").
  <PAGE 7>
                             PROXIES

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Enclosed is a proxy which may be used by any eligible member to vote on the Plan and the creation of the Foundation. All properly executed proxies received by management will be voted in accordance with the instructions indicated thereon. If no instructions are given, these proxies will be voted in favor of the Plan and the creation of the Foundation. If any other matters are properly presented at the Special Meeting, all proxies will be voted on such matters in accordance with the best judgment of the proxy holders named therein. If the enclosed proxy is returned, it may be revoked at any time before it is voted by written notice to the Secretary of IGA, by submitting a later-dated proxy, or by attending and voting in person at the Special Meeting. The proxies being solicited are only for use at the Special Meeting and at any and all adjournments thereof and will not be used for any other meeting. Management is not aware of any other business to be presented at the Special Meeting.

     The trustees for individual retirement accounts at IGA, will vote in favor of the Plan and the creation of the Foundation, unless the beneficial owner executes and returns the enclosed proxy for the Special Meeting or attends the Special Meeting and votes in person.

     To the extent necessary to permit approval of the Plan and the creation of the Foundation, proxies may be solicited by officers, directors or regular employees of IGA, in person, by telephone or through other forms of communication. Such persons will be reimbursed by IGA for their reasonable out-of-pocket expenses incurred in connection with such solicitation. If necessary, the Special Meeting may be adjourned to an alternative date. IGA has retained Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., to provide proxy solicitation and vote tabulation services, to act as inspector of election and to provide financial and marketing advisory services for the Conversion Offerings, for an aggregate fee equal to 1.40% of the dollar value of the common stock sold in the Conversion Offerings (as such terms are defined in the Plan), subject to certain limitations and exclusions. See "The Conversion - Marketing Arrangements" in the prospectus. IGA will bear all costs associated with proxy solicitation and vote tabulation.

            RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends that you vote
"FOR" the Plan and "FOR" the creation of the Foundation. Voting in favor of the Plan and the creation of the Foundation will not obligate any voter to purchase any common stock.
  <PAGE 8>
                     REASONS FOR CONVERSION

     See "The Conversion - Our Reasons for the Corporate Change" and "Effects of the Conversion" in the prospectus for a discussion of the basis upon which the Board of Directors determined to undertake the proposed Conversion. As more fully discussed in those sections and in other sections of the prospectus, the Board of Directors believes that the Plan is in the best interest of IGA, its members and the communities it serves.

               STOCK-BASED BENEFITS TO MANAGEMENT

     See "Summary-Benefits to Management from the Offering," and "Management-Benefits" in the prospectus for a discussion of the interests of management in the Conversion and stock benefit plans.

                      REVIEW OF OTS ACTION

     Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. Section 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is conclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in
Section 1254 of Title 28 of the United States Code.

                          RISK FACTORS

     See "Risk Factors" in the prospectus for a discussion of certain factors that should be considered by prospective investors, including, among other factors, "IGA is Now a Taxable Institution," "Our Return on Equity Will Decrease and Our Expenses Will Increase After Conversion," "Risk of Making Commercial Real Estate Loans and Commercial Business Loans," "Rising Interest Rates May Hurt Our Profits." "The Creation of the Charitable Foundation Will Reduce Our Earnings." "If Our
<PAGE 9> Computer Systems Do Not Properly Work on January 1,
2000, Our Business Operations Will Be Disrupted" and "The Amount of Common Stock We Will Control, Our Articles of Incorporation and Bylaws and State and Federal Statutory Provisions Could Discourage Hostile Acquisitions of Control."

                     ADDITIONAL INFORMATION

     Copies of the Plan, the proposed Federal Stock Charter and Bylaws of IGA or JADE FINANCIAL's Articles of Incorporation and Bylaws may be obtained without charge by written request to IGA. Also a copy of the Articles of Incorporation or Bylaws of the Foundation are available without charge by written request to IGA.

     All persons eligible to vote at the Special Meeting should review both this proxy statement and the accompanying prospectus carefully. However, no person is obligated to purchase any common stock. For additional information, you may call the Stock Information Center at (___) ___-____.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Mario L. Incollingo, Jr.
                              PRESIDENT AND CHIEF EXECUTIVE
                              OFFICER


Feasterville, Pennsylvania
August ___, 1999


     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE PROSPECTUS AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF IGA AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY STOCK.  THE OFFER WILL BE MADE
ONLY BY THE PROSPECTUS IN THOSE JURISDICTIONS IN WHICH IT IS
LAWFUL TO MAKE SUCH OFFER.  <PAGE 10>